Monthly Data for September 2007

NIS GROUP CO., LTD.

(TSE:8571; NYSE:NIS)

The figures herein are based on Japanese GAAP, are unaudited, and may be subject to revision.

NIS GROUP CO., LTD.

NIS Group’s Main Operating Assets (Consolidated)

<Credit-related>
							(Millions of yen)
	2007/7			2007/8			2007/9
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Balance of loans receivable	242,897	(1.9)	(8.6)	239,175	(1.5)	(10.0)	226,761	(12.0)	(14.7)
Secured loans	129,214	15.0	(10.3)	129,625	19.6	(10.0)	120,418	(2.9)	(16.4)
SME loans	76,299	(15.8)	(8.7)	73,119	(19.6)	(12.5)	70,437	(22.6)	(15.7)
Consumer loans	31,546	(23.5)	(9.8)	30,535	(24.5)	(12.7)	29,755	(24.1)	(14.9)
Other loans	5,836	76.4	78.7	5,894	98.4	80.5	6,148	83.3	88.2
*The balance of loans receivable includes bankrupt and delinquent loans receivable. *Secured loans include off-balance-sheet loans receivable as a result of securitization.
							(Millions of yen)
	2007/7			2007/8			2007/9
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Assets held for leases and installment loans	10,732	16.9	(2.1)	10,672	10.5	(2.6)	10,390	(2.8)	(5.2)
*Installment loans exclude unearned revenue from installment loans.
							(Millions of yen)
	2007/7			2007/8			2007/9
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Guaranteed loans and accounts receivable	16,977	16.4	(2.4)	16,472	11.2	(5.3)	17,907	2.4	2.9
*The balance of guaranteed loans and accounts receivable includes accured interest. *The balance of guaranteed loans and accounts receivable excludes reserve for guarantee losses.
							(Millions of yen)
	2007/4			2007/5			2007/6
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Overseas (non-Japan) operating assets	6,855	724.9	68.7	7,840	760.6	92.9	11,775	—	189.7
*The balance sheet date of Nissin Leasing (China) and its consolidated subsidiaries is the end of December. As a result, the figures are consolidated on a 3-month delayed basis.

(Reference)							(Millions of yen)
	2007/7			2007/8			2007/9
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Overseas (non-Japan) operating assets	12,424	—	94.6	13,692	—	114.5	14,828	—	132.3

1	NIS GROUP CO., LTD.

NIS Group’s Main Operating Assets (Consolidated)

<Principal-related>
	(Millions of yen)
	2007/7			2007/8			2007/9
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Real estate for sale in the servicing business and real estate for sale and real estate under construction for sale in the real estate business	56,344	80.3	17.3	56,573	73.6	17.8	49,893	4.8	3.9

	(Millions of yen)
	2007/7			2007/8			2007/9
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Purchased loans receivable	31,384	10.9	(9.8)	35,535	26.4	2.1	38,825	39.6	11.6

	(Millions of yen)
	2007/7			2007/8			2007/9
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Investment securities	32,233	5.6	(10.5)	30,572	(2.8)	(15.1)	26,710	(6.3)	(25.8)
Listed companies & Non-listed companies	28,462	(5.5)	(11.6)	26,812	(13.4)	(16.7)	23,115	(18.6)	(28.2)
Affiliates accounted for under the equity method	3,769	881.5	(0.4)	3,757	891.3	(0.7)	3,593	––	(5.1)
Others	1	(96.7)	(96.2)	1	(99.1)	(96.2)	1	––	(96.2)
Difference between market value and book value	(3,198)	––	––	(4,738)	––	––	(6,291)	––	––
*Listed investment securities are included at market value. *Deemed securities are included.

2	NIS GROUP CO., LTD.

Delinquent Loans by Default Days (Non-Consolidated)

As of July 31, 2007									(Millions of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	2,312	1.73	969	0.73	1,107	0.83	4,388	3.29	133,401
SME loans	1,170	1.75	667	1.00	6,224	9.30	8,061	12.05	66,892
Business Assist loans	840	1.92	405	0.92	5,563	12.68	6,809	15.52	43,882
Business Timely loans	329	1.43	262	1.14	660	2.87	1,251	5.44	23,009
Consumer loans (Smart Assist loans)	299	1.00	237	0.79	1,535	5.11	2,072	6.90	30,052
Others	48	2.20	39	1.79	142	6.53	229	10.51	2,185
Total	3,830	1.65	1,913	0.82	9,009	3.87	14,753	6.34	232,532

As of August 31, 2007									(Millions of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	25	0.02	842	0.63	2,076	1.55	2,944	2.20	133,953
SME loans	837	1.30	1,084	1.68	6,452	9.99	8,373	12.97	64,584
Business Assist loans	526	1.26	787	1.89	5,630	13.49	6,944	16.64	41,740
Business Timely loans	310	1.36	296	1.30	821	3.59	1,428	6.26	22,843
Consumer loans (Smart Assist loans)	394	1.35	254	0.87	1,586	5.43	2,235	7.65	29,220
Others	51	2.42	40	1.91	163	7.66	255	11.98	2,131
Total	1,308	0.57	2,221	0.97	10,278	4.47	13,809	6.01	229,889

As of September 30, 2007									(Millions of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	81	0.07	1,100	0.91	2,844	2.36	4,027	3.34	120,727
SME loans	968	1.61	501	0.83	4,014	6.66	5,484	9.09	60,298
Business Assist loans	575	1.48	491	1.26	3,995	10.29	5,062	13.04	38,831
Business Timely loans	392	1.83	10	0.05	18	0.09	421	1.96	21,467
Consumer loans (Smart Assist loans)	408	1.46	413	1.47	1,212	4.32	2,034	7.25	28,070
Others	57	3.05	1	0.07	33	1.81	92	4.93	1,871
Total	1,515	0.72	2,016	0.96	8,105	3.84	11,637	5.52	210,967
*“Others” include discount notes and unguaranteed consumer loans (First Plan loans).
*Bankrupt and delinquent loans receivable are included in the balance of loans receivable of each product.
*Secured loans include off-balance-sheet loans receivable as a result of securitization.

3	NIS GROUP CO., LTD.

Month-End Breakdown of Borrowings and Borrowing Rates (Non-Consolidated)

Borrowings by lender							(Millions of yen)
	2007/7		2007/8		2007/9		2007/3
	Amount	%	Amount	%	Amount	%	Amount	%
Indirect	128,081	45.46	120,963	44.64	109,216	42.70	143,124	52.58
Bank (other financial institutions)	109,188	38.75	102,423	37.80	98,037	38.33	88,705	32.59
Non-life insurance companies	2,100	0.75	2,100	0.77	2,087	0.82	2,199	0.81
Non-bank financial companies (including securities companies)	16,793	5.96	16,440	6.07	9,091	3.55	52,220	19.19
Direct*	153,673	54.54	150,020	55.36	146,580	57.30	129,057	47.42
Total	281,754	100.00	270,983	100.00	255,796	100.00	272,182	100.00

Borrowings by maturity							(Millions of yen)
	2007/7		2007/8		2007/9		2007/3
	Amount	%	Amount	%	Amount	%	Amount	%
Short-term borrowings	47,884	16.99	42,225	15.58	40,017	15.64	75,084	27.59
Long-term borrowings*	233,870	83.01	228,758	84.42	215,779	84.36	197,097	72.41
Long-term borrowings due within 1 year	101,981	36.20	97,513	35.98	99,770	39.00	77,557	28.49
Long-term borrowings due over 1 year	131,889	46.81	131,245	48.43	116,009	45.35	119,540	43.92
Total	281,754	100.00	270,983	100.00	255,796	100.00	272,182	100.00

Borrowing rates (weighted average)				(%)
	2007/7	2007/8	2007/9	2007/3
	Borrowing rates	Borrowing rates	Borrowing rates	Borrowing rates
Indirect	1.78	1.84	1.81	1.75
Bank (other financial institutions)	1.73	1.79	1.82	1.59
Non-life insurance companies	1.60	1.77	1.77	1.53
Non-bank financial companies (including securities companies)	2.12	2.15	1.67	2.03
Direct*	2.03	2.08	2.15	1.65
Total	1.91	1.97	2.00	1.70
*Figures include ¥33.8 billion of funds procured as a result of securitization.

4	NIS GROUP CO., LTD.